UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Bitwise Bitcoin ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41902	83-6613214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Montgomery Street, Suite 200
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 707-3663

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Bitwise Bitcoin ETF Shares	BITB	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Bitwise Investment Advisers, LLC and Bitwise Bitcoin ETF (together, “Bitwise”), on the one hand, and Osprey Funds LLC and Osprey Bitcoin Trust (together, “Osprey”), on the other hand, entered into an Asset Purchase and Contribution Agreement (“APA”), dated August 26, 2024, pursuant to which Osprey agreed to sell all of its bitcoin to Bitwise in exchange for shares of Bitwise Bitcoin ETF (“BITB”). On February 10, 2025, the APA was terminated upon the payment by Osprey to Bitwise of an undisclosed settlement amount.

The foregoing summary of the terms of APA, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of APA, a copy of which was filed as Exhibit 10.9 to BITB’s Registration Statement on Form S-1 (File No. 333-282553), filed with the SEC on October 8, 2024, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As background to the termination of the APA disclosed in Item 1.02 of this Current Report on Form 8-K, on August 27, 2024, Bitwise and Osprey jointly announced the APA and the transaction contemplated thereunder pursuant to which the Osprey Trust agreed to sell all of its bitcoin to Bitwise in exchange for shares of BITB. The below was stated in the joint announcement:

“This announcement follows Osprey’s prior communication regarding its exploration of strategic alternatives to enhance unitholder value and the consideration of a potential sale or merger of the Trust. The acquisition by Bitwise represents a significant step in that process, offering OBTC unitholders the opportunity to benefit from the scale and expertise of Bitwise.”

In early December, shortly before Bitwise was planning to file the final amendment to the Registration Statement on Form S-1 (the “Final Amendment to Form S-1”) with the Securities and Exchange Commission (the “SEC”), Osprey asked Bitwise to amend the APA to accommodate a structural change. Bitwise agreed to allow Osprey’s request, which then needed to be added to the Final Amendment to S-1, and therefore delayed the expected closing.

Subsequent to Osprey’s request for additional amendments to the APA, and without prior notice or communications, Bitwise received an APA termination notice from Osprey, and was informed that Osprey intended to pursue an alternative business opportunity, rather than continue the transaction with Bitwise as set forth in the APA.

Pursuant to the terms of the APA, Osprey did not retain the right to unilaterally terminate the APA in favor of a new business opportunity or due to any delays that the party caused. Bitwise engaged Osprey in conversations regarding the termination of the APA, and such conversations resulted in the execution of a settlement agreement that allowed the APA to be terminated contingent upon payment by Osprey to Bitwise of the undisclosed settlement amount. That amount has been paid by Osprey and the APA is now terminated.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitwise Investment Advisers, LLC, as Sponsor of Bitwise Bitcoin ETF

Date:	February 14, 2025	By:	/s/ Katherine Dowling

Name: Katherine Dowling
Title: General Counsel, Chief Compliance Officer and Vice President*

* The registrant is a trust and the persons are signing in their capacities as officers or directors of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.